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                                                                   EXHIBIT 10.11

                          D.A.R.T. SERVICE AGREEMENT
                          --------------------------

Company Name:         Empower Health Corporation
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Address:              8920 Business Park Drive, Suite 200
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                      Austin, TX 78759
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Web Site(s):          drkoop.com
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Effective Date:       November 15, 1998
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DoubleClick Inc. hereby grants to the above named Company the right to use
DoubleClick's DART Service on the terms and conditions provided below:

I.   Grant of Rights:  DoubleClick grants to Company the non-exclusive and non-
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     transferable right to use DoubleClick's DART Service which allows for the targeted delivery of Advertising to Internet users accessing web sites designated by Company based on a set of criteria selected by advertisers. To deliver the Advertising, Company will use DoubleClick's Ad Management System which Company can access by using a unique password issued by DoubleClick. Company will have access to on-line reports that include reporting at the advertiser, campaign and site level. Reports will include, but not be limited to, impressions, clicks and click rates.

     Company shall be solely responsible for soliciting all advertisers and web sites, trafficking of Advertising (which shall include the input of Advertisements into the Ad Management System) and handling all inquiries of any type or nature. DoubleClick's sole obligation hereunder shall be to make the DART Service available to Company for the delivery of Advertising. No rights are being granted hereunder except those specifically set forth herein.

     As used herein, "Advertising," "Advertisement" and "Ads" shall include "banners," "pop-up windows," "buttons," "roadblocks," "tickers," "intermercials," "incentives," "sponsorships" and other form of advertisements and their contents intended for placement on Company's web site(s) for use of the DART Service.

II.  Training and Support: DoubleClick shall provide to Company at no additional
     --------------------
     charge six full day training sessions at either DoubleClick's New York or Silicon Valley offices to explalin the proper use of the DART Service. Additional training (including training on-site at Company's offices) is available at rates to be mutually agreed upon by the parties. Company shall not permit any of its employees to access and use of the DART Service unless any such employee has successfully completed the trainiong session and has been so certified by DoubleClick. DoubleClick also will make customer service personnel available by telephone for support twenty-four hours per day, seven days per week at no additional charge.


III. Fee:  Company shall pay DoubleClick:
     ---
A.   * * * payable upon execution of this Agreement, plus

B.   a service fee (the "Service-Fee") as follows/1/:


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Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

/1/   The number of ads delivered will be determined by aggregating impression levels from all WinStar properties and WinStar repaid sites. Volume from all sites represented by WinStar Interactive will be aggregated on a monthly basis and
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RATE STRUCTURE FOR ADS FILE SIZE 15K AND SMALLER (OTHER THAN PROMOTIONAL ADS)
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Number of Ad Impressions
Delivered by DART Service Per Month      Cost Per Thousand (CPM) Ad Impressions
-----------------------------------      --------------------------------------
*  *  *


C. rate structure for promotional ads: for any Advertisements delivered to a web site using the DART Service which promote either that web site or one of the other web sites owned or controlled by Company ("Promotional Ads"), DoubleClick shall receive a fee * * *. It is understood and agreed that all Promotional Ads will not be removed from DoubleClick's server, but shall be redirected by DoubleClick to the Company's server for delivery from each server.

     Company acknowledges that the Service Fee set forth above with respect to non-Promotional Ads applies when the average file size for non-promotional Ads is 15K and smaller. Company further acknowledges that DoubleClick's cost in delivering Ads of a file size larger than 15K is increased due to the increased bandwidth necessary to deliver such Ads. Accordingly, the Service Fee with respect to non-promotional Ads shall be increased as follows in the event that the average size for non-promotional Ads delivered in a given month is over 15K, Company agrees to pay DoubleClick a surcharge in an amount equal to the percentage increase of file size above 15K.

     The Service Fee for each month shall be paid to DoubleClick within thirty
     (30) days of Company's receipt of the applicable invoice.

IV.  Term:  One (1) year from the Effective Date.  The minimum Service Fee
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     billed for any given month shall be *  *  *

V.   Ownership/Limitations on Use/Confidentiality of Data:  DoubleClick shall
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     have the sole and exclusive ownership of all right, title and interest in and to the DART Service, any enhancements thereto and any materials and data provided to Company by DoubleClick. Except as expressly provided herein, Company may not use, copy, modify, alter, sell, distribute or sublicense the DART Service. Under no circumstance may Company reverse assemble, reverse compile or otherwise attempt by any other method to create or derive the source programs of the DART Service, nor authorize any third parties to do the same. It is understood and agreed that Company shall have sole and exclusive ownership of all right, title and interest in and to all user data derived from Company's use of the DART Service, provided that Company hereby grants to DoubleClick an irrevocable, perpetual and royalty-free license to use such user data in connection with DoubleClick's business provided, however, that DoubleClick agrees that it shall not disclose such user data to third parties except with Company's prior written consent or except if such user data is appreciated with user data derived by DoubleClick's, or other companies,' use of the DART Service so that Company-specific user data shall not be identifiable by such third parties. In addition, DoubleClick agrees that any information by which individual users accessing Company's web site(s) through the DART Service can be identified by name or e-mail address shall not be disclosed to any third party without Company's prior written consent.

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billed separately. Each WinStar repped site will be required to sign a separate DART Service Agreement in order to qualify for the DART/WinStar pricing.

* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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VI.    Representations and Warranties:
       ------------------------------

A. DoubleClick represents and warrants that: (i) it has full power and right to enter into this Agreement, to carry out the terms and conditions contained herein and to grant the rights granted hereunder; (ii) the DART Service, including any software and hardware owned by DoubleClick and used in connection with such DART Service, will not violate or infringe any copyright or other intellectual property right (other than patent right) of any third party; and (iii) the DART Service will be operated and maintained by DoubleClick with professional diligence and skill and in a manner consistent with high industry standards.

B. Company represents and warrants that: (i) it has full power and right to enter into this Agreement and to carry out the terms and conditions contained herein; (ii) its use of the DART Service and its delivery of Advertising shall be in accordance with the terms hereof and Company's agreements with Advertisers and web sites and shall not violate or infringe the rights of any third parties; and (iii) any Advertising delivered and placed by Company hereunder and any web site on which said Advertising is placed will not violate or infringe the rights of any third parties or any applicable statute, law or regulation.

VII.   Indemnification:
       ----------------

A. DoubleClick agrees to indemnify and hold Company harmless from and against any and all claims, actions, losses, damages, liability, costs and expenses, including reasonable attorneys' fees (collectively, "Losses") arising out of or in connection with the breach of any representation, warranty or agreement made by DoubleClick hereunder.

B. Company agrees to indemnify and hold DoubleClick harmless from and against any and all Losses arising out of or in connection with the breach of any representation, warranty or agreement made by Company hereunder or its delivery of Advertising using the DART Service.

VIII. Disclaimer of Liability: EXCEPT AS EXPRESSLY PROVIDED HEREIN, DOUBLECLICK MAKES NO WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS OF THE DART SERVICE FOR A PARTICULAR PURPOSE. DOUBLECLICK SHALL NOT BE LIABLE FOR OR TO COMPANY OR ANY THIRD PARTY FOR ANY LOSS, COST, DAMAGE OR EXPENSE (INCLUDING COUNSEL FEES) INCURRED IN CONNECTION WITH COMPANY'S USE OF THE DART SERVICE, INCLUDING, WITHOUT LIMITATION, FOR ANY TECHNICAL MALFUNCTION, COMPUTER ERROR OR LOSS OF DATA OR OTHER INJURY, DAMAGE OR DISRUPTION OF ANY KIND. IN NO EVENT SHALL DOUBLECLICK BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES EVEN IF SUCH DAMAGES ARE FORESEEABLE AND WHETHER OR NOT DOUBLECLICK HAS BEEN ADVISED OF THE POSSIBILITY THEREOF NOR SHALL DOUBLECLICK'S LIABILITY EXCEED TWICE THE TOTAL AMOUNT PAID TO DOUBLECLICK BY COMPANY HEREUNDER. COMPANY SHALL REQUIRE ALL ADVERTISERS AND EACH WEB SITE OWNER TO SIGN AN ACKNOWLEDGMENT WITH RESPECT TO THE FOREGOING.


IX.    Termination: Either party may terminate this Agreement if the other party
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       is in breach hereunder and fails to cure such breach within thirty (30)
       of notice. Either party may terminate this Agreement for any reason within thirty (30) days' advanced written notice to other party. DoubleClick shall also have the right to terminate this Agreement if it reasonably determines that Company is using the DART Service

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       in such a manner that could damage or cause injury to the DART Service or reflects unfavorably on the reputation of DoubleClick.


X.     Confidentiality: Any information provided hereunder by either party which
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       is marked as "confidential" or should be reasonably understood to be confidential or proprietary to such party shall not be used, disclosed or reproduced by the other party without the consent of the party providing said information. It is agreed that any reference manuals compiled or provided hereunder are confidential.

XI.    Independent Contractor Status: Each party shall be and act as an
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       independent contractor and not as partner, joint venturer or agent of the other.

XII.   Modifications and Waivers: This Agreement represents the entire
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       understanding between DoubleClick and Company, supersedes all prior agreements and cannot be modified except by a written instrument signed by the parties hereto.

XIII.  Applicable Law: This Agreement shall be governed by New York law.
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Accepted:                                        Approved:
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EMPOWER HEALTH CORPORATION                       DOUBLECLICK INC.

By:  /s/ Neal Longwell                           By:  /s/ Christopher D. Snikkis
     -------------------------------                  --------------------------
     Neal Longwell                                    Christopher D. Snikkis

Title: Senior Vice President Sales               Title: General Manager
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Date:  December 16, 1998                         Date:  January 6, 1998
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          (A faxed copy of this agreement shall be deemed signed and executed.)

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